SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Old Mutual / Claymore Long-Short Fund

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	34-7194866
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Claymore Advisors, LLC 2455 Corporate West Drive, Lisle, IL	60532
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number pursuant to which this form relates:	333-121150
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

Common Shares of Beneficial Interest With Par Value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Reference is hereby made to the sections entitled “Description of Shares” in the Registration Statement on Form N-2 of Old Mutual/Claymore Long-Short Fund, as filed with the Securities and Exchange Commission on December 10, 2004, in the first pre-effective amendment to the Registration Statement on From N-2/A as filed with the Commission on July 25, 2005 and in the second pre-effective amendment to the Registration Statement on Form N-2/A as filed with the Commission on August 22, 2005 (Securities Act File No. 333-121150 and Investment Company Act File No. 811-21681).

Item 2.   EXHIBITS.

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

A copy of the Agreement and Declaration of Trust of Old Mutual/Claymore Long-Short Fund, as amended, is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but binding only upon the assets and property of the Trust.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

OLD MUTUAL/CLAYMORE LONG-SHORT FUND

	By:	/s/ Nicholas Dalmaso
Name: Nicholas Dalmaso
Title: President and Chief Executive Officer

Date: August 22, 2005